SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   August 22, 2008

Goldvale Resources, Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	333-147631
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

718 Richfield Avenue
Kenilworth, New Jersey 07033

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(215) 696-8090

(ISSUER TELEPHONE NUMBER)

3070 Guildford Way #2006
Coquitlam, BC V3B 7R8
(604) 944-1751

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT.

On August 22, 2008 (the “Effective Date”), pursuant to the unanimous consent in lieu of a special meeting of the Directors of Goldvale Resources, Inc. (the “Company”), the Company authorized the  issuance of 10,000,000 shares of common stock to Brian Renda as compensation for his appointment as the new sole officer and director. On August 25, 2008, Steve Merry resigned from his position as the sole officer and director of the Company, and agreed to cancel all 10,000,000 shares of the Company common stock that he owned as of that date, and hereby waived all rights, title and interest he had or may have with respect to the 10,000,000 shares. Steve Merry may receive no compensation for the cancellation of his shares. As part of the cancellation of the common stock, and pursuant to the unanimous consent of the Board of Directors, the following changes to the Company’s directors and officers have occurred:

•	As of August 22, 2008, Brian Renda was appointed as President, Chief Executive Officer, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and a member of the Board of Directors.
•	Steve Merry then resigned as President, Chief Executive officer, Chief Financial Officer, Secretary, Treasurer and a member of the Board of Directors.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS.

Steve Merry resigned as a member of the Company's Board of Directors effective as of August 22, 2008. Steve Merry also resigned as the Company's President, Chief Executive Officer, Chief Financial Officer, Secretary, and Treasurer effective on August 22, 2008. The resignation was not the result of any disagreement with the Company on any matter relating to the Company's operations, policies (including accounting or financial polices) or practices.

Brian Renda was appointed as the Company's President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and a member of the Board of Directors.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Goldvale Resources, Inc.

By:	/s/ Brian Renda
Brian Renda President

Dated: September 8, 2008